UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2024

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court

Sarasota, Florida 34240

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Agreement and Plan of Merger

Effective as of May 1, 2024, INVO Bioscience, Inc., a Nevada corporation (the “Company”) entered into third amendment (“Third Amendment”) to the previously announced agreement and plan of merger (the “Merger Agreement”) by and among the Company, INVO Merger Sub, Inc. (“Merger Sub”), and NAYA Biosciences, Inc., a Delaware corporation (“NAYA”).

Pursuant to the Third Amendment, the parties agreed to extend the end date (the date by which either the Company or NAYA may terminate the Merger Agreement, subject to certain exceptions) of the merger contemplated by the Merger Agreement (the “Merger”) to June 30, 2024. The parties further agreed to modify the definition of an “Interim PIPE” to mean (a) a sale of shares of the Company’s Series A Preferred Stock pursuant to that certain Securities Purchase Agreement dated as of December 29, 2023, as amended pursuant to an Amendment to Securities Purchase Agreement dated as of May 1, 2024 (as amended, the “Securities Purchase Agreement”) (“Phase 1”), plus (b) a sale of shares of the Company’s preferred stock at a price per share of $5.00 per share in a private offering, to be consummated prior to the closing of the Merger, resulting in an amount as may be required, to be determined in good faith by the parties to the Merger Agreement, to adequately support the Company’s fertility business activities per an agreed forecast of the Company as well as for a period of twelve (12) months following the closing, including a catch-up on the Company’s past due accrued payables still outstanding (“Phase 2”). The parties agreed that Phase I must be consummated pursuant to the terms of the Securities Purchase Agreement and that Phase II much be consummated prior to the closing of the Merger. The parties also confirmed that the Company remains free to secure any amount of funding from third parties on any terms the Company deems reasonably acceptable under SEC and Nasdaq regulations without the prior written consent of NAYA. Under the Third Amendment, the Company may terminate the Merger Agreement if NAYA breaches or fails to perform any of its covenants and agreements set forth in the Securities Purchase Agreement in any respect.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Amendment to Securities Purchase Agreement

Effective as of May 1, 2024, the Company entered into an Amendment (the “SPA Amendment”) to the Securities Purchase Agreement. Pursuant to the SPA Amendment, the parties agreed to the following closing schedule for NAYA’s purchases of the remaining 838,800 shares of the Company’s Series A Preferred Stock at a purchase price of $5.00 per share:

Closing Date	Shares	Aggregate Purchase Price
May 10, 2024	20,000	$100,000
May 17, 2024	30,000	$150,000
May 24, 2024	30,000	$150,000
May 31, 2024	30,000	$150,000
June 7, 2024	30,000	$150,000
June 14, 2024	30,000	$150,000
June 21, 2024	30,000	$150,000
June 28, 2024	30,000	$150,000
July 5, 2024	30,000	$150,000
On or before the closing of the Merger Agreement, to be determined in good faith by the Subscriber and the Company	598,800	$2,894,000

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The Company offered the Series A Preferred Stock pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Third Amendment to Agreement and Plan of Merger by and among INVO Bioscience, Inc., INVO Merger Sub, Inc., and NAYA Biosciences, Inc. dated as of May 1, 2024.

10.1	Amendment to Securities Purchase Agreement by and between INVO Bioscience, Inc. and NAYA Biosciences, Inc. dated as of May 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2024

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer